THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS CONVERTIBLE PROMISSORY NOTE AND SUCH OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND LISTING APPLICATION IN EFFECT WITH RESPECT TO THIS CONVERTIBLE PROMISSORY NOTE OR SUCH OTHER SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND LISTING NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

CONVERTIBLE PROMISSORY NOTE

USD $100,000	Effective Date: November 1, 2006 Date Executed: December ___, 2006

FOR VALUE RECEIVED, Pure Capital Incorporated, a Canadian Federal corporation (the “Company”), hereby promises to pay to the order of Performance Capital Corporation, a Delaware corporation (the “Holder”) the aggregate principal amount of up to  One Hundred Thousand Dollars  ($100,0000), together with interest on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

1. Draw Down; Availability.

(a) Draw Down.  The Company may, in its sole discretion subject to the Draw Down Limitation (defined below), draw upon up to One Hundred Thousand Dollars ($100,000), which shall be made available by the Holder for a period of twenty-four (24) months, for use as operating capital and for general corporate purposes (the drawn down portion is referred to herein as “Principal”).  The terms and conditions set forth herein shall only apply to the Principal.

(b) Availability. The Principal shall be made available immediately upon the closing of this transaction, subject to the following:

(i)  The Company may not draw down in excess of Thirty Thousand Dollars ($30,000) during any thirty (30) day period following the execution of this Note (the “Draw Down Limitation”).

(ii) The Company may request, in writing, that additional Principal be made available during the Draw Down Limitation and Holder shall, in his sole discretion, make the requested funds available.

2.             Payment Terms.  The Company promises to pay to Holder the balance of Principal, together with accrued and unpaid interest, on or before December 15, 2008 (“Conversion Date”), unless this Note is earlier prepaid as herein provided or earlier converted into Common Stock (as hereinafter defined) of the Company pursuant to Section 4 hereof.  All payments hereunder shall be made in lawful money of the United States of America.  Payment shall be credited first to the accrued interest then due and payable and the remainder to Principal.

3.             Interest.

(a) Interest on the outstanding portion of Principal of this Note shall accrue at a rate of eleven percent (11%) per annum.  All computations of interest shall be made on the basis of a 365-day year for actual days elapsed.

(b) Such interest shall be paid by the Company to the Holder, at the Holder’s option either (i) in cash or (ii) such amount then due and owing shall be converted to shares of the Company’s Common Stock at $0.10 per share, all such interest shall be paid within 30 days from receipt by the Company of such request by the Holder.

 4.             Conversion of this Note.

(a) Conversion Rights. Subject to and in accordance with the provisions of this Section 4, at any time on or prior to the Conversion Date, the Holder may elect, in its sole discretion, to effect the conversion (the "Conversion") of all or any portion of the outstanding principal and interest due on this Note into shares of Common Stock. The number of shares of Common Stock into which the outstanding principal and accrued but unpaid interest (or portion thereof) shall be converted pursuant to this Section 4(a) shall be determined by dividing the amount of outstanding principal and interest the Holder has elected to convert by $0.10 (the “Conversion Price”). The Conversion Price is subject to adjustment as provided in Section 5 hereof.

(b) Manner of Effecting the Conversion. If the Holder elects to effect the Conversion pursuant to Section 4(a) hereof, the Holder shall deliver a duly executed written notice to the Company of such election (the "Conversion Notice"), and in such event the Conversion shall be deemed to have been effected at the close of business on the date such Conversion Notice is given. Upon any Conversion of this Note in accordance with the terms hereof, the rights of the Holder with respect to the outstanding principal and all interest pursuant to this Note shall cease and the Holder shall be deemed to have become the holder of record of the shares of Common Stock into which this Note shall have been converted, provided that, if the Holder elects to convert only a portion of the outstanding principal and interest pursuant to Section 4(a) hereof, then the Company will deliver a new note to the Holder, on the same terms and conditions as this Note, with respect to the portion of the outstanding principal and interest that is not converted (the "New Note"). Concurrently with the delivery of a Conversion Notice, the Holder shall surrender this Note to the Company. Promptly upon its receipt of a Conversion Notice, the Company shall (i) deliver to or upon the written order of the Holder, a certificate or certificates for the number of shares of Common Stock issuable upon such Conversion, (ii) make a cash payment in respect of any fraction of a share as provided in Section 4(c) hereof and (iii) if applicable, deliver a New Note as set forth in this Section 4(b).

(c) Fractional Shares. No fractional shares shall be issued upon any Conversion. Instead of any fractional share which would otherwise be issuable upon a Conversion, the Company shall pay a cash amount in respect of such fractional share in an amount based upon the Closing Price of the Common Stock on the trading day immediately preceding such Conversion.

5.  Merger, Reclassification, Etc.

(a)  Merger, Sale of Assets, etc. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(b)  Reclassification, etc. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(c)  Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d)  Reserved Shares. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

6. Subordination.  The indebtedness evidenced hereby is subordinate in right of payment to all existing and future bank indebtedness, including lease and equipment finance obligations.  The indebtedness represented hereby is senior in right of payment to all classes and series of the Company’s capital stock.  The indebtedness represented hereby is pari passu with any and all convertible debt securities issued by the Company.

7.           Redemption.  This Note may be redeemed by the Company by payment of the entire Principal and Accrued Interest outstanding under this Note. The Company must provide notice to Holder not less than thirty (30) days prior to effecting such redemption.  During the period from providing of such notice to Holder and the Company effecting the redemption, the Company may cancel such redemption by providing notice of such cancellation to Holder.

8.         Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

(a) The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b) This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

9.  Representations, Warranties and Covenants of Holder. Holder represents and warrants to Company as of the date hereof as follows:

(a)  Investment Intent: Authority. This Agreement is made with Holder in reliance upon Holder’s representation to Company, evidenced by Holder’s execution of this Agreement, that Holder is acquiring the Notes and the Warrant for investment for Holder’s own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933. Holder has the full right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon Holder or, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(b)  Knowledge and Experience. Holder (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Holder’s prospective investment in the Securities; (ii) has the ability to bear the economic risks of Holder’s prospective investment; (iii) has had all questions which have been asked by Holder satisfactorily answered by Company; and (iv) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Holder represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act.

10. Piggyback Registration Rights. If, at any time after the date of this Note, the Company proposes to register any of its securities under the Securities Act of 1933 (the “Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), either for its own account or for the account of others, in connection with the public offering of such equity securities solely for cash, on a registration form that would also permit the registration of the common stock issuable upon conversion of this Note, the Company shall promptly give the Holder written notice of such proposal. Within thirty (30) days after the notice is given, the Holder shall give notice as to the number of Conversion Shares which the Holder requests be registered simultaneously with such registration by the Company. The Company shall use its best efforts to include such Conversion Shares in such registration statement (or in a separate registration statement concurrently filed) which the Holder requests to be so included and to cause such registration statement to become effective with respect to such shares in accordance with the registration procedures set forth in Section 11 hereof. If at any time after giving written notice of its intention to register equity securities and before the effectiveness of the registration statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to the Holder, (i) in the case of a determination not to effect registration, relieve itself of its obligation to register the Conversion Shares under this Section 10 in connection with such registration, or (ii) in the case of a determination to delay registration, delay the registration of the Conversion Shares under this Section 10 for the same period as the delay in the registration of such other equity securities. Each Holder of Conversion Shares requesting inclusion in a registration pursuant to this Section 10 may, at any time before the effective date of the registration statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company (which notice shall be effective only upon receipt by the Company); provided, however, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would require a recirculation of the prospectus contained in the registration statement, then such Holder of Conversion Shares shall have no right to revoke said request.

11.  Expenses and Procedures.

(a) Expenses of Registration. All registration expenses (exclusive of underwriting discounts and commissions) shall be borne by the Company; provided, however, that if Holder revokes the registration request pursuant to the last sentence of Section 10, the registration expenses in connection with such revoked registration shall be borne by Holder. The Holder shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to the sale of the Conversion Shares sold by Holder.

(b) Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to Section 10 hereof, the Company will keep the Holder advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of prospectuses and other documents incident thereto as the Holder from time to time may reasonably request.

12. Representations, Warranties and Covenants of Holder. Holder represents and warrants to the Company, and agrees, as follows:

(a)           This Note and any Conversion Shares issuable upon conversion of this Note are being acquired by Holder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

(b)           Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(c)           Holder has sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holder’s investment in the Company; Holder believes that Holder has received or had access to all information Holder considers necessary or appropriate to make an informed investment decision with respect to this Note; and Holder is able financially to bear the risk of losing Holder’s full investment in this Note.

(d)           Holder understands that this Note and any Conversion Shares have not been registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are “restricted securities,” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Prior to any proposed transfer of this Note or any Conversion Shares, Holder shall, among other things, give written notice to the Company of its intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Holder in this Section 12 and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each certificate for any Conversion Shares shall bear a legend to the foregoing effect.

13.  Use of Proceeds.  The proceeds received by the Company from the sale of this Note shall be used by the Company for working capital or other general corporate purposes.

14. No Waiver in Certain Circumstances.  No course of dealing of Holder nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

15. Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

16. No Unlawful Interest.  Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful. In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

17. Miscellaneous.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Company and Holder. This Note may not be assigned by Holder without the prior written consent of the Company.  The Company and Holder each hereby submits to personal jurisdiction in the State of California, consents to the jurisdiction of any competent state or federal district court sitting in the City or County of San Diego, California, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without reference to conflicts of law provisions of such state.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Convertible Note to be executed and delivered by a duly authorized officer as of the Effective Date.

Pure Capital Incorporated

By:
Name: Alan M. Brown
Title: Chief Executive Officer Dated:

ACCEPTED AND AGREED:

Performance Capital Corporation

By:
Name: John J. Formicola Title: Chief Executive Officer Dated: